SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2003 (April 23, 2003)

NEXTEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19656	36-3939651
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia		20191
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, Including Area Code: (703) 433 - 4000

(Former Name or Former Address, if Changed Since Last Report)

Nextel Communications, Inc. hereby amends and restates Item 5 of its current report on Form 8-K dated April 23, 2003 as follows:

Item 5.      Other Events and Regulation FD Information.

On April 23, 2003, Nextel announced certain financial and operating results for the first quarter of 2003, including:

•	a total liquidity position of about $3.6 billion as of March 31, 2003 available to fund our operations, consisting of:

•	about $2.3 billion of cash, cash equivalents and short-term investments; and

•	about $1.3 billion of borrowings available pursuant to the revolving loan commitment under our bank credit facility, which will be reduced by $38 million per quarter through March 31, 2004, and, will be reduced more significantly starting April 1, 2004;

•	retirements of debt and mandatorily redeemable preferred stock, as further described below, for approximately $570 million in cash during the quarter;

•	approximately 21.1 billion total system minutes of use on the Nextel National Network for the quarter; and

•	the following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited
Consolidated Statements of Operations (in millions, except per share amounts)

	For the three months ended
	March 31,

	2003	2002

Operating revenues
Service revenues	$2,210	$1,831
Handset and accessory revenues (1)	161	126

	2,371	1,957

Operating expenses
Cost of service (exclusive of depreciation included below)	369	351
Cost of handset and accessory revenues	310	305
Selling and marketing	411	346
Restructuring and impairment charges	—	35
General and administrative	375	369
Depreciation and amortization	413	382

Operating income	493	169
Interest expense	(225)	(273)
Interest income	12	15
Loss on retirement of debt, net of debt conversion costs of $0 and $0	(5)	—
Equity in losses of NII Holdings — pre-bankruptcy emergence	—	(127)
Equity in losses of unconsolidated affiliates, net	(13)	(25)

Income (loss) before income tax provision	262	(241)
Income tax provision	(22)	(350)

Net income (loss)	240	(591)
Loss on retirement of mandatorily redeemable preferred stock	(2)	—
Mandatorily redeemable preferred stock dividends	(30)	(63)

Income (loss) available to common stockholders	$208	$(654)

Earnings (loss) per share
Basic	$0.21	$(0.82)

Diluted	$0.20	$(0.82)

Weighted average number of common shares outstanding
Basic	1,010	801

Diluted	1,047	801

Selected Balance Sheet Data (in millions)

	March 31,	December 31,
	2003	2002

Cash, cash equivalents and short-term investments	$2,277	$2,686
Accounts and notes receivable, net of allowance for doubtful accounts of $123 and $127	996	1,077
Property, plant and equipment, net	8,828	8,918
Intangible assets, net	6,903	6,607
Total assets	21,123	21,484

Long-term debt, including current portion	11,823	12,278
Capital lease and finance obligations, including current portion	202	272
Total liabilities	17,098	17,623

Mandatorily redeemable preferred stock	947	1,015
Stockholders’ equity	3,078	2,846

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited
Other Data

	For the three months ended

	March 31,	December 31,
	2003	2002

Handsets in service, end of period (in thousands) (2)	11,092	10,612
Net handset additions (in thousands) (2)	480	503
Average monthly billable minutes of use per handset	650	640
Bad debt expense included in general and administrative expense (in millions)	$56	$74
Bad debt expense as a percentage of operating revenues	2.4%	3.2%

Capital Expenditures (in millions)

	For the three months ended

	March 31,	March 31,
	2003	2002

Cash paid for capital expenditures, excluding capitalized interest	$375	$587
Changes in capital expenditures accrued or unpaid	(70)	(113)

Capital expenditures, excluding capitalized interest	305	474
Capitalized interest	11	12

Total capital expenditures	$316	$486

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited
Condensed Consolidated Statements of Cash Flows (in millions)

	For the three months ended
	March 31,

	2003	2002

Cash flows from operating activities
Net income (loss)	$240	$(591)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	413	382
Change in accrued interest on short-term investments	(3)	(7)
Other	163	688

Net cash provided by operating activities	813	472

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(386)	(599)
Payments for licenses, acquisitions and other, net of cash acquired	(214)	(252)
Net changes in short-term investments and other	(78)	(313)

Net cash used in investing activities	(678)	(1,164)

Cash flows from financing activities
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(570)
Repayments under capital lease and finance obligations	(16)	(28)
Repayments under long-term credit facility	(49)
Borrowings under long-term credit facility	69
Payment for capital lease buyout	(54)
Mandatorily redeemable preferred stock dividends	(15)
Other	10	1

Net cash used in financing activities	(625)	(27)

Net decrease in cash and cash equivalents	(490)	(719)
Cash and cash equivalents, beginning of period	1,846	2,481

Cash and cash equivalents, end of period	$1,356	$1,762

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited
Long-Term Debt and Mandatorily Redeemable Preferred Stock Data (dollars in millions)

			Accretion of
		Book	unamortized
	December 31,	value of	discount	March 31,
	2002	retirements	or dividends**	2003

10.65% senior redeemable discount notes due 2007	$756	$65	$—	$691
9.75% senior serial redeemable discount notes due 2007	1,086	154	—	932
4.75% convertible senior notes due 2007	284	—	—	284
9.95% senior serial redeemable discount notes due 2008, net of unamortized discount of $16 and $0	1,364	79	16	1,301
12% senior serial redeemable notes due 2008, net of unamortized discount of $3 and $3	297	26	—	271
9.375% senior serial redeemable notes due 2009	1,796	126	—	1,670
5.25% convertible senior notes due 2010	622	15	—	607
9.5% senior serial redeemable notes due 2011, including a fair value hedge adjustment of $58 at December 31, 2002 and $58 at March 31, 2003	948	26	—	922
6% convertible senior notes due 2011	608	—		608
Bank credit facility	4,500	49 *	69	4,520
Other	17	—	—	17

Total long-term debt, including current portion	$12,278	540	$85	$11,823

13% series D exchangeable preferred stock mandatorily redeemable 2009	$471	8	$—	$463
11.125% series E exchangeable preferred stock mandatorily redeemable 2010	454	69	7	392
Zero coupon convertible preferred stock mandatorily redeemable 2013	90	—	2	92

Total mandatorily redeemable preferred stock	$1,015	77	$9	$947

Total retirements		$617

* Represents scheduled principal payment on term loans. ** Includes principal borrowing on revolving loan under the credit facility.

		Principal value
		of retirements
		for the three
		months ended
		March 31,
		2003

10.65% senior redeemable discount notes due 2007		$65
9.75% senior serial redeemable discount notes due 2007		154
9.95% senior serial redeemable discount notes due 2008		79
12% senior serial redeemable notes due 2008		26
9.375% senior serial redeemable notes due 2009		126
5.25% convertible senior notes due 2010		15
9.5% senior serial redeemable notes due 2011		26

Total senior notes retirements		491

13% series D exchangeable preferred stock mandatorily redeemable 2009		8
11.125% series E exchangeable preferred stock mandatorily redeemable 2010		69

Total mandatorily redeemable preferred stock retirements		77

Total principal value of retirements		$568

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited
Notes to Financial Data

(1)	In accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements,” we recognize handset sales as revenues on a straight-line basis over 3.5 years, the estimated customer relationship period. Costs of handset sales are recognized over the same period in amounts equivalent to the revenues recognized from the handset sales. The handset costs in excess of the revenues (handset subsidies) generated from handset sales are expensed immediately as these amounts exceed our minimum contractual revenues. The following is a summary of handset and accessory revenues.

	For the three months ended
	March 31,

	2003	2002

	(in millions)
Current period handset and accessory sales	$250	$183
Net effect of SAB No. 101 handset deferrals	(89)	(57)

Handset and accessory revenues	$161	$126

(2)	Net handset additions represent gross handsets activated during the period less handsets deactivated and does not include handsets attributable to test markets, such as the Boost Mobile program. These net handset additions reflect a customer churn rate of about 1.9% for the first quarter of 2003 and about 2.1% for the fourth quarter 2002. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC

/s/ Leonard J. Kennedy
By:	Leonard J. Kennedy
Senior Vice President and General Counsel

Date: June 4, 2003